Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 033-47073, 333-72715, 333-124503, 333-131466, 333-147397, 333-153925, 333-154364, 333-186187, 333-215774, and 333-222840 on Form S-8 and Registration Statement No 333-228854 on Form S-3 of our reports dated November 27, 2019, relating to the consolidated financial statements and consolidated financial statement schedules of The Scotts Miracle-Gro Company and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of the new accounting guidance in ASU 2017-04 Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment and ASU 2014-09 Revenue from Contracts with Customers (Topic 606)), and to the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 2019.

/s/ DELOITTE & TOUCHE LLP
Columbus, Ohio

November 27, 2019